United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2017

CHINA JO-JO DRUGSTORES, INC.

(Exact name of Registrant as specified in charter)

Nevada	001-34711	98-0557852
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1st Floor, Yuzheng Plaza, No. 76, Yuhuangshan Road

Hangzhou, Zhejiang Province, People’s Republic of China 310002

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: +86 (571) 88077078

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐     Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As disclosed on a prior Current Report on Form 8-K filed on January 4, 2017 (the “Prior Filing”), China Jo-Jo Drugstores, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with CareRetail Holdings Limited, an exempt company incorporated under the laws of the Cayman Islands (the “Investor”) pursuant to which the Company agreed to sell to the Investor, and the Investor agreed to purchase from the Company, through a private placement, an aggregate of 4,840,000 shares (the “Shares”) of the common stock, par value $0.001 per share, of the Company, at a purchase price of $2.20 per share, for aggregate gross proceeds to the Company of $10,648,000 (the “Private Placement”).

The Private Placement closed on January 23, 2017 (the “Closing”).

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement attached as Exhibit 10.1 to the Prior Filing, which is incorporated herein by reference.

On January 18, 2017, Hangzhou Jiuzhou Grand Pharmacy Chain Co., Ltd. (“Jiuzhou”), a company organized under the laws of the People’s Republic of China, a variable interest entity of the Company, entered into a joint venture agreement (the “JV”) with the Investor’s designated entity, CareRetail (HK) Holdings Limited (“CareRetail HK”) pursuant to which CareRetail HK shall have 51% equity interests of the JV and Jiuzhou shall have the remaining 49% equity interests. The total registered capital of the JV is $1,600,000, to be contributed by both parties based on their ownership percentages in the JV by December 31, 2019. The JV is in the business of management and consulting in the industry of non-medical care management and consulting, wholesale and retail of certain categories of medical devices and others subject to the scope to be set forth in its business license.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the Closing, pursuant to the Purchase Agreement and the transactions contemplated thereby described in Item 1.01 above, the Company issued the Shares to the Investor. The Company issued such securities in reliance on the exemption from Section 5 of the Securities Act of 1933, as amended contained in Rule 903 of Regulation S thereunder, as the offer and sale of the Shares was made outside of the United States. At the time of the offer of the Shares and the execution of the Purchase Agreement, the Investor is outside of the United States. The Investor is not a U.S. Person as such term is defined under Rule 902 of Regulation S. No “directed selling efforts”, as such term is defined under Rule 903 of Regulation S was made by the Company or any person acting on its behalf. An appropriate legend has been affixed to the certificate for the Shares.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2017

CHINA JO-JO DRUGSTORES, INC.

By:	/s/ Lei Liu
Name:	Lei Liu
Title:	Chief Executive Officer

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